Exhibit 10.12

PROMISSORY NOTE

$1,000,000.00	April 12, 2024

THIS PROMISSORY NOTE (the "Note") is made on April 12, 2024, by, and between

ELAUWIT CONNECTION, INC., a Delaware corporation having an address at 1520 Locust Street, Suite 901, Philadelphia, Pennsylvania 19102 (the "Borrower");

AND

MOTHERLODE, LLC, a Texas limited liability company having an address at 1905A Kramer Lane, Austin, Texas 78758 (the "Lender").

1.	BORROWER PROMISE TO PAY:

The Borrower promises to pay to the order of Lender the principal amount of One Million and 00/100 Dollars ($1,000,000.00) in lawful money of the United States of America, together with any unpaid fees due under this Note.

2.	PAYMENTS, TERM AND INTEREST:

The Term of the Loan shall be sixty (60) months. The outstanding principal shall bear interest at the fixed rate of six percent (6.00%) per annum for the Term of the Loan. Borrower shall pay equal monthly installments in the amount of $19,332.80 commencing May 1, 2024 and continuing on the first day of each succeeding month until maturity. The Note shall mature on April 30, 2029 at which time all outstanding principal and accrued charges, if any, shall be due and payable.

3.	PREPAYMENT:

This Note may be prepaid in full or in part at any time, without penalty or premium.

4.	LATE CHARGE: If the Lender does not receive any payment due within Five (5) days of its due date, then for each such late payment the Borrower shall pay a late charge. The late charge shall be five (5.00%) percent of the unpaid amount due (inclusive of all accrued and unpaid interest in respect thereof). Acceptance by Lender of a late payment shall not be deemed or considered an election of remedies or waiver by Lender of rights at law or under this Note. The late charge specified in this Note is not intended nor shall be deemed as liquidated damages or a penalty. The late charge constitutes a material covenant of the loan and is a material inducement for the Lender to enter into this loan.

5.	LENDER'S RIGHT OF ACCELERATION: The Lender may declare the unpaid principal, accrued interest, fees, and other amounts and charges specified under this Note due immediately upon the occurrence of an Event of Default, as defined below. Each of the following shall constitute an Event of Default:

i)	Ten (10) days default in any payment due under this Note;

ii)	The Borrower's (i) application for or consent to the appointment of a receiver, trustee or liquidator of the Borrower for all or a substantial part of its properties or assets, (ii) admitting in writing its inability to pay its debts as they mature, (iii) making a general assignment for the benefit of creditors, (iv) being adjudicated a bankrupt or insolvent, or (v) filing a voluntary petition in bankruptcy, or a petition or answer seeking reorganization or an arrangement with creditors or taking advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute, or an answer admitting the material allegations of a petition filed against it in any proceeding under any such law or if any corporate action shall be taken by the Borrower for the purpose of effecting any of the foregoing; or

iii)	An order, judgment or decree being entered, without the application, approval or consent of the Borrower by any court of competent jurisdiction, approving or seeking reorganization of the Borrower or of all or a substantial part of the properties or assets of the Borrower and such order, judgment or decree continuing unstayed and in effect for any period of sixty (60) days or more.

The Lender's failure to accelerate for any cause shall not prevent the Lender from doing so for a later cause.

6.	WAIVER OF FORMAL ACTS: The Lender is not required to do any of the following before enforcing the Lender's rights under this Note:

i)	To demand payment of amounts due (known as Presentment);

ii)	To give notice that amounts due have not been paid (known as Notice of Dishonor); or

iii)	To obtain an official certificate of non-payment (known as a Protest).

7.	TRIAL BY JURY: THE BORROWER AND LENDER AGREE THAT ANY SUIT, ACTION OR PROCEEDING, WHETHER CLAIM OR COUNTERCLAIM, BROUGHT BY LENDER OR THE BORROWER, ON OR WITH RESPECT TO THIS NOTE SHALL BE TRIED ONLY BY A COURT AND NOT BY A JURY. THE LENDER AND THE BORROWER EACH HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY AND INTELLIGENTLY, AND WITH THE ADVICE OF THEIR RESPECTIVE COUNSEL, WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY SUCH SUIT, ACTION OR PROCEEDING. FURTHER, THE BORROWER WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER, IN ANY SUCH SUIT, ACTION OR PROCEEDING, ANY SPECIAL, EXEMPLARY, PUNITIVE, CONSEQUENTIAL OR OTHER DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. THE BORROWER ACKNOWLEDGES AND AGREES THAT THIS SECTION IS A SPECIFIC AND MATERIAL ASPECT OF THIS NOTE AND THAT THE LENDER WOULD NOT EXTEND CREDIT TO THE BORROWER IF THE WAIVERS SET FORTH IN THIS SECTION WERE NOT A PART OF THIS NOTE.

8.	CHANGE: This Note cannot be changed except in writing signed by the Borrower and the Lender, except that Lender may ( in its sole and absolute discretion) grant extensions in the time of payment of and reduction in the rate of interest on the monies due and owed under this Note.

9.	COST OF COLLECTION: If the Borrower fails to comply with the terms of this Note, the Borrower will pay all of Lender's collection costs, including reasonable attorneys' fees, court costs and disbursements, incurred in enforcing the terms of this Note.

10.	GOVERNING LAW: This Note is to be construed and enforced according to and governed by the laws of the State of Delaware.

IN WITNESS WHEREOF, the Borrower has caused this Note to be duly executed and delivered all as of the day and year first above written.

BORROWER

ELAUWIT CONNECTION, INC.

By:	/s/ Barry Rubens
Barry Rubens, Chief Executive Officer

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